Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2023 Financial Results

•	Reports fourth quarter revenue of $156 million and full year revenue of $639 million

•	Continued strength in orders with fourth quarter book-to-bill ratio of 1.03

WALTHAM, Mass., February 21, 2024 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter of 2023, covering the three- and twelve-month periods ended December 31, 2023. The company is also providing financial guidance for the full year 2024.

Tony J. Hunt, Chief Executive Officer of Repligen said, “During the fourth quarter, we again saw order strength, driven by our Filtration and Analytics franchises and continued momentum from new modality accounts, which reflects the differentiated nature of our products in this market. We are pleased to report that for the second quarter in a row, our book-to-bill ratio was above 1.0, at 1.03 for the fourth quarter. Revenue for the quarter came in as expected with a nice contribution from Metenova of $5 million, very much in-line with our expectations. While there are still pockets of headwinds and challenging macro factors in China, we remain optimistic that our markets will improve as we advance through 2024, with growth accelerating in the second half of the year.”

FOURTH QUARTER BUSINESS HIGHLIGHTS

•	Positive momentum in new modalities, inclusive of cell and gene therapies, with fourth quarter revenue up 5% sequentially, and up 9% year-over-year

•	Closed acquisition of mixing innovator Metenova AB, expanding our Fluid Management offering; achieved revenue target of $5 million in the fourth quarter

•

Launched TangenX® SC, the industry’s first holder-free, self-contained Tangential Flow Filtration (TFF) device; a milestone achievement in the advancement of downstream flat sheet TFF technology for ultrafiltration and diafiltration (UF/DF)

•	Strengthened our balance sheet through a private convertible transaction of $600 million aggregate principal amount of 1.00% convertible senior notes

•	Published our Sustainability report “Making an Impact”, highlighting the company’s progress across numerous environmental, social and governance (ESG) initiatives

FINANCIAL PERFORMANCE

•	Revenue. For Q4 2023, total revenue was $155.7 million, compared to $186.8 million for 2022. Base revenue (non-GAAP) for Q4 2023 was $142.1 million, compared to $163.0 million for Q4 2022.

For the full year 2023, total revenue was $638.8 million, compared to $801.5 million for 2022. Base revenue (non-GAAP) for 2023 was $599.1 million, compared to $660.5 million for 2022.

•

Gross profit. For Q4 2023, our gross profit (GAAP) was $67.6 million compared to $96.1 million for Q4 2022. Adjusted gross profit (non-GAAP) for Q4 2023 was $76.5 million compared to $96.1 million for Q4 2022. Gross profit (GAAP) includes $7.7 million in one-time restructuring charges, comprised primarily of inventory adjustments and including asset relocation and severance costs.

For the full year 2023, gross profit (GAAP) was $284.8 million, compared to $455.7 million for the full year 2022. Adjusted gross profit (non-GAAP) for the full year 2023 was $316.5 million, compared to $456.9 million for 2022.

•

(Loss) Income from operations. For Q4 2023, loss from operations (GAAP) was ($0.9) million, compared to income from operations of $48.8 million for Q4 2022. Adjusted income from operations (non-GAAP) for Q4 2023 was $18.8 million, compared to $41.1 million for Q4 2022.

For the full year 2023, income from operations (GAAP) was $54.6 million, compared to $224.7 million for the full year 2022. Adjusted income from operations (non-GAAP) for the full year 2023 was $94.3 million, compared to $232.2 million for 2022.

•

Net (loss) income. For Q4 2023, net loss (GAAP) was ($25.5) million, compared to net income (GAAP) of $48.7 million for Q4 2022. Adjusted net income (non-GAAP) for Q4 2023 was $18.8 million compared to $39.1 million for Q4 2022.

For the full year 2023, net income (GAAP) was $41.6 million, compared to $186.0 million for full year 2022. Adjusted net income (non-GAAP) for 2023 was $98.4 million compared to $188.6 million for 2022.

•

(Loss) Earnings per share. For Q4 2023, loss per share (GAAP) was ($0.46) per basic share and fully diluted basis, compared to $0.85 on a fully diluted basis for Q4 2022. Adjusted earnings per share (non-GAAP) for Q4 2023 was $0.33 on a fully diluted basis, compared to $0.68 for Q4 2022.

For the full year 2023, earnings per share (GAAP) was $0.74 on a fully diluted basis, compared to $3.24 for 2022. Adjusted earnings per share (non-GAAP) for 2023 was $1.75 on a fully diluted basis, compared to $3.28 for 2022.

MARGIN SUMMARY

GAAP Margins	Q4 2023	Q4 2022	2023	2022
Gross Margin	43.4%	51.4%	44.6%	56.9%
Operating (EBIT) Margin	(0.6%)	26.1%	8.5%	28.0%

Adjusted (non-GAAP) Margins	Q4 2023	Q4 2022	2023	2022
Gross Margin	49.1%	51.5%	49.5%	57.0%
Operating (EBIT) Margin	12.1%	22.0%	14.8%	29.0%
EBITDA Margin	16.8%	26.3%	20.0%	30.8%

CASH POSITION

•	Our cash, cash equivalents and short-term investments at December 31, 2023, were $751.3 million, compared to $623.8 million at December 31, 2022.

FINANCIAL GUIDANCE FOR FISCAL YEAR 2024

Our financial guidance for the fiscal year 2024 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance includes the expected impact of businesses acquired in 2023 (FlexBiosys and Metenova) and excludes the impact of any potential business acquisitions in 2024, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE (at February 21, 2024)
FY 2024	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$620M - $650M	$620M - $650M
Year-over-Year Change	(3%) - 2%	(3%) - 2%
Base Revenue Growth	-	(1%) - 4%
Gross Margin	49% - 50%	49% - 50%
Income from Operations	$33M - $38M	$83M - $88M
Operating Margin	5% - 6%	13% - 14%
Other Income (Expense)	$2M - $3M	$18M - $19M
Adjusted EBITDA Margin	-	18% - 19%
Tax Rate on Pre-Tax Income	26%	21%
Net Income	$26M - $30M	$80M - $84M
Earnings Per Share - Diluted	$0.46 - $0.53	$1.42 - $1.49

Our non-GAAP net income guidance for the fiscal year 2024 reflects $54.2 million in adjustments, as referred to in the non-GAAP reconciliation table included later in this press release.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, February 21, 2024, at 8:30 a.m. ET, to discuss fourth quarter 2023 financial results, corporate developments and financial guidance for the year 2024. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 4526890.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: book-to-bill ratios, base business revenue growth, adjusted gross profit, adjusted gross margin and adjusted operating margin; adjusted cost of sales; adjusted R&D expense; adjusted SG&A expense; adjusted pre-tax income; adjusted income from operations; adjusted net income; adjusted earnings per share-diluted; adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides base revenue and base revenue growth rates, which exclude COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, to facilitate a comparison of its current revenue performance. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: inventory step-up charges; acquisition and integration costs; restructuring charges including the costs of severance; inventory adjustments and accelerated depreciation among other charges; contingent consideration related to the Company’s acquisitions; intangible amortization costs; loss on extinguishment of debt; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statement

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this release which are not strictly historical statements, including, among others; any express or implied statements or guidance regarding current or future financial performance and position, including our year 2024 financial guidance and related assumptions; expected demand in the markets in which we operate (including the belief that such markets will improve and the impact of such improvement on our business); the expected performance of our business; planned efficiencies and results from our restructuring and rebalancing activities; the expected performance and success of our strategic partnerships and integration of our acquired businesses, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, risks associated with our restructuring activities and our ability to successfully rebalance our organization; our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds, including to achieve our adjusted 2024 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including Metenova and FlexBiosys) into our business and achieve the expected benefits of such acquisitions; that demand for our products could continue to decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; the lasting effects of COVID-19 on our business operations and the operations of our customers and suppliers; our volatile stock price; and other risks detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and current reports on Form 8-K, as well as our upcoming Annual Report on Form 10-K for the year ended December 31, 2023. Actual results may differ materially from those Repligen contemplated by these forward-looking statements; therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Product revenue	$155,471	$186,515	$638,381	$801,183
Royalty and other revenue	272	247	383	353

Total revenue	155,743	186,762	638,764	801,536
Costs and expenses:
Cost of product revenue	88,136	90,700	353,922	345,830
Research and development	10,285	11,113	42,722	43,936
Selling, general and administrative	57,512	53,237	218,113	215,829
Contingent consideration	697	(17,125)	(30,569)	(28,729)

	156,630	137,925	584,188	576,866

(Loss) Income from operations	(887)	48,837	54,576	224,670
Investment income	6,023	4,016	24,135	6,978
Interest expense	(1,138)	(270)	(1,951)	(1,162)
Loss on extinguishment of debt	(12,676)	—	(12,676)	—
Amortization of debt issuance costs*	(6,702)	(455)	(8,075)	(1,815)
Other income (expenses), net	6,623	858	8,123	(9,531)

(Loss) income before income taxes	(8,757)	52,986	64,132	219,140
Income tax provision	16,731	4,257	22,555	33,181

Net (loss) income	$(25,488)	$48,729	$41,577	$185,959

(Loss) earnings per share:
Basic	$(0.46)	$0.88	$0.75	$3.35

Diluted*	$(0.46)	$0.85	$0.74	$3.24

Weighted average shares outstanding:
Basic	55,815,666	55,542,248	55,719,860	55,460,232

Diluted*	55,815,666	57,105,172	56,377,319	57,455,275

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average twelve months ended December 31, 2022 diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares in the denominator of the weighted average twelve months ended December 31, 2022 diluted EPS calculation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the twelve months ended December 31, 2022 the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	December 31, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$751,323	$623,757
Working capital	952,881	593,922
Total assets	2,824,411	2,524,658
Long-term obligations	695,046	209,762
Accumulated earnings	438,849	397,272
Stockholders’ equity	1,971,203	1,910,700

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and per share data)

Reconciliation of Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023	2023
REPORTED REVENUE GROWTH	(17%)	(20%)
Less: Acquisition Growth	3%	1%
Less: Currency Exchange	1%	0%

ORGANIC REVENUE GROWTH (NON-GAAP)	(21%)	(21%)

Reconciliation of Total Revenue (GAAP) to Base Revenue (Non-GAAP)

	Three Months Ended December 31,		% Change 2023 v 2022	Twelve Months Ended December 31,		% Change 2023 v 2022
	2023	2022(2)		2023	2022(2)
GAAP TOTAL REVENUE	$155,743	$186,762	(17%)	$638,764	$801,536	(20%)
COVID Revenue	(8,007)	(23,802)	(66%)	(32,216)	(141,067)	(77%)
Inorganic M&A	(5,670)	—	100%	(7,433)	—	100%

BASE REVENUE (NON-GAAP) (1)	$142,066	$162,960	(13%)	$599,115	$660,469	(9%)

Reconciliation of GAAP (Loss) Income from Operations to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP (LOSS) INCOME FROM OPERATIONS	$(887)	$48,837	$54,576	$224,670
ADJUSTMENTS TO (LOSS) INCOME FROM OPERATIONS:
Inventory step-up charges	1,238	—	1,238	—
Acquisition and integration costs	934	2,111	5,861	9,253
Restructuring costs(3)	8,188	—	32,200	—
Contingent consideration	697	(17,125)	(30,569)	(28,729)
Intangible amortization	8,651	7,304	30,981	27,016

ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$18,821	$41,127	$94,287	$232,210

Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP NET (LOSS) INCOME	$(25,488)	$48,729	$41,577	$185,959
ADJUSTMENTS TO NET (LOSS) INCOME:
Inventory step-up charges	1,238	—	1,238	—
Acquisition and integration costs	934	2,111	5,861	9,514
Restructuring costs(3)	8,188	—	32,200	—
Contingent consideration	697	(17,125)	(30,569)	(28,729)
Intangible amortization	8,651	7,304	30,981	27,016
Loss on extinguishment of debt	12,676	—	12,676	—
Non-cash interest expense	620	—	620	—
Amortization of debt issuance costs(4)	6,702	455	8,075	1,815
Foreign currency impact of certain intercompany loans (5)	(7,743)	—	(7,743)	—
Tax effect of non-GAAP charges	12,278	(2,402)	3,485	(7,002)

ADJUSTED NET INCOME (NON-GAAP)	$18,753	$39,072	$98,401	$188,573

Reconciliation of GAAP (Loss) Earnings Per Share to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP (LOSS) EARNINGS PER SHARE - DILUTED(6)	$(0.46)	$0.85	$0.74	$3.24
ADJUSTMENTS TO (LOSS) EARNINGS PER SHARE - DILUTED:
Inventory step-up charges	0.02	—	0.02	—
Acquisition and integration costs	0.02	0.04	0.10	0.17
Restructuring costs(3)	0.15	—	0.57	—
Contingent consideration	0.01	(0.30)	(0.54)	(0.50)
Intangible amortization	0.15	0.13	0.55	0.47
Loss on extinguishment of debt	0.22	—	0.22	—
Non-cash interest expense	0.01	—	0.01	—
Amortization of debt issuance costs(4)	0.12	0.01	0.14	0.03
Foreign currency impact of certain intercompany loans (5)	(0.14)	—	(0.14)	—
Tax effect of non-GAAP charges	0.22	(0.04)	0.06	(0.12)

ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED(6)	$0.33	$0.68	$1.75	$3.28

Totals may not add due to rounding.

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP NET (LOSS) INCOME	$25,488)	$48,729	$41,577	$185,959
ADJUSTMENTS:
Investment income	(6,023)	(4,016)	(24,135)	(6,978)
Interest expense	1,138	270	1,951	1,162
Amortization of debt issuance costs	6,702	455	8,075	1,815
Income tax (benefit) provision	16,731	4,257	22,555	33,181
Depreciation	8,464	7,049	36,994	23,859
Intangible amortization(7)	8,679	7,331	31,091	27,126

EBITDA	10,203	64,075	118,108	266,124
OTHER ADJUSTMENTS:
Inventory step-up charges	1,238	—	1,238	—
Acquisition and integration costs	934	2,111	5,861	9,514
Restructuring (3)(8)	8,188	—	28,384	—
Contingent consideration	697	(17,125)	(30,569)	(28,729)
Loss on extinguishment of debt	12,676	—	12,676	—
Foreign currency impact of certain intercompany loans (5)	(7,743)	—	(7,743)	—

ADJUSTED EBITDA (NON-GAAP)	$26,193	$49,061	$127,955	$246,909

Reconciliation of GAAP Cost of Sales to Adjusted Cost of Sales (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP COST OF SALES	$88,136	$90,700	$353,922	$345,830
ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	(1,238)	—	(1,238)	—
Acquisition and integration costs	(6)	(33)	(39)	(1,234)
Restructuring(3)	(7,675)	—	(30,386)	—

ADJUSTED COST OF SALES (NON-GAAP)	$79,217	$90,667	$322,259	$344,596

Reconciliation of GAAP R&D Expense to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP R&D EXPENSE	$10,285	$11,113	$42,722	$43,936
ADJUSTMENT TO R&D EXPENSE:
Acquisition and integration costs	(2)	(92)	5	(658)
Restructuring(3)	(81)	—	(116)	—

ADJUSTED R&D EXPENSE (NON-GAAP)	$10,202	$11,021	$42,611	$43,278

Reconciliation of GAAP SG&A Expense to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP SG&A EXPENSE	$57,512	$53,237	$218,113	$215,829
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(925)	(1,986)	(5,826)	(7,361)
Restructuring(3)	(432)	—	(1,698)	—
Intangible amortization	(8,651)	(7,304)	(30,981)	(27,016)

ADJUSTED SG&A EXPENSE (NON-GAAP)	$47,504	$43,947	$179,608	$181,452

Reconciliation of GAAP Net Income Guidiance to Adjusted Net Income (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON GAAP NET INCOME	$26,000	$30,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	4,672	4,672
Non-cash interest expense	13,745	13,745
Anticipated pre-tax amortization of acquisition-related intangible assets	34,617	34,617
Amortization of debt issuance costs	1,887	1,887
Contingent consideration	11,000	11,000
Tax effect of non-GAAP charges	(11,751)	(11,751)
Guidance rounding adjustment	(170)	(170)

GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$80,000	$84,000

Totals may not add due to rounding.

Reconciliation of GAAP Earnings Per Share Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE - DILUTED	$0.46	$0.53
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE - DILUTED:
Acquisition and integration costs	0.08	0.08
Non-cash interest expense	0.24	0.24
Anticipated pre-tax amortization of acquisition-related intangible assets	0.61	0.61
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	0.19	0.19
Tax effect of non-GAAP charges	(0.21)	(0.21)
Guidance rounding adjustment	(0.00)	(0.00)

GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.42	$1.49

Totals may not add due to rounding.

FOOTNOTES FOR ALL TABLES ABOVE:

(1)	Base revenue excludes COVID-related revenue and excludes acquisition-related revenue contribution in current periods for which there was no prior year comparables.
(2)	Prior year acquisition revenue moved to “Base” for current year vs. prior year comparative purposes.
(3)

In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. In addition to the initial efforts contemplated in July, the Company continued further restructuring activities during the three months ended December 31, 2023. These activities in the fourth quarter primarily included the adjustment of finished goods and raw material inventory balances down to their net realizable value from continued evaluation of the analyses started in the third quarter, such as shelf-life stability tests. Where demand has reduced, the value of this inventory, mostly secured during the COVID-19 period, exceeded the projected requirements to be used before reaching their expiration date. In addition, restructuring activities included costs related to the consolidation of a portion of our manufacturing facilities between certain U.S. locations and severance & employee related costs.

(4)

The twelve months ended December 31, 2022 represented amortization of debt issuance costs for the period April 1, 2022 to December 31, 2022 in addition to the amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 were already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS for the twelve months ended December 31, 2022.

(5)

During the fourth quarter of 2023 we recorded foreign currency gains on certain intercompany loans of $7,743. The impact was recorded to the Other income (expenses), net line item within the Condensed Consolidated Statements of Operations.

(6)

GAAP loss per share - diluted for the three months ended December 31, 2023, was determined excluding the effect of 626,847 shares of dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted earnings per share - diluted for the same period was determined based upon diluted shares of 56,442,512 shares.

(7)	Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended December 31, 2023 and 2022 and $111 for the twelve months ended December 31, 2023 and 2022.
(8)	Excludes $3,816 of accelerated depreciation related to the Restructuring Plan for the twelve months ended December 31, 2023. This amount is included in the depreciation line item of this table.

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